UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2025

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01	Other Events

On January 30, 2025, Long Ridge Energy LLC (the “Company”), a Delaware limited liability company and a subsidiary of Long Ridge Energy & Power LLC, a Delaware limited liability company and an equity method investment within the Power and Gas segment of FTAI Infrastructure Inc. (“FIP”), announced that it intends, subject to market conditions, to commence a private offering of $500 million aggregate principal amount of senior secured notes due 2032 (the “Notes”). The Notes will be issued pursuant to an indenture among the Company, Long Ridge Energy Generation LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Long Ridge Energy”), Ohio GasCo LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Ohio GasCo” and, together with Long Ridge Energy, the “Subsidiary Guarantors”), and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

The Notes will be fully and unconditionally guaranteed on a joint and several basis by the Company and the Subsidiary Guarantors and will be senior obligations and secured,  (i) by a first-priority lien on the real property, tangible property, intangible property, accounts and other assets of the Company and the Subsidiary Guarantors, subject to certain exclusions, and (ii) by a first priority security interest in the membership interests in the Subsidiary Guarantors and Long Ridge West Virginia LLC, a Delaware limited liability company.

The Company intends to use the net proceeds from the offering of the Notes, along with the proceeds from its previously announced new $500 million senior secured term loan (the “New Term Loan”), to: (a) repay in full the obligations under, and terminate, the outstanding approximately $599 million aggregate principal amount of its existing loans (the “Existing Loans”), (b) fund certain reserve and capital accounts, (c) fund the costs related to the termination and/or cash collateralization of certain electricity sale derivative contracts and the entry into new electricity sale derivative contracts, and (d) pay fees and expenses related to the issuance of the Notes, the incurrence of the New Term Loan and the repayment of the Existing Loans.

The Notes will be offered in the United States to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States under Regulation S under the Securities Act. The Notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The information in this Form 8-K filed pursuant to Item 8.01 does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this current report include, among other things, statements about FIP’s and the Company’s plans, objectives, expectations and intentions; the Company’s ability to successfully execute the New Term Loan on the terms expected, in a timely manner or at all; and the anticipated timing of the consummation of the New Term Loan and the offering of the Notes. Risks and uncertainties include, among other things, risks related to the ability to complete the issuance of the Notes, consummate the New Term Loan and execute the related derivative transactions on the terms assumed by the Company or at all; risks related to the Company’s ability to realize the anticipated benefits of terminating its existing derivative contracts and entering into new derivative contracts; risks related to the Company’s ability to meet its obligations under the Notes, including scheduled principal and interest payments; future electricity and gas prices, exchange and interest rates; risks related to the cost of producing gas, changes in tax and other laws, regulations, rates and policies; and competitive developments. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, FIP cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review FIP’s filings with the SEC, including, but not limited to, FIP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FTAI INFRASTRUCTURE INC.

By:	/s/ Kenneth J. Nicholson
Name:	Kenneth J. Nicholson
Title:	Chief Executive Officer and President

Date: January 30, 2025